Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
      We consent to the incorporation by reference in this Annual Report (Form 10-K) of Arch Coal, Inc, of our reports dated March 1, 2006, with respect to the consolidated financial statements of Arch Coal, Inc., Arch Coal, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arch Coal, Inc., included in the 2005 Annual Report to Shareholders of Arch Coal, Inc.
      Our audits also included the financial statement schedule of Arch Coal, Inc. listed in Item 15. This schedule is the responsibility of Arch Coal Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is March 1, 2006, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.
      We also consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-120781) of Arch Coal, Inc. and in the related Prospectus,

(2) Registration Statements (Form S-8 Nos. 333-30565 and 333-112536) pertaining to the Arch Coal, Inc. 1997 Stock Incentive Plan and in the related Prospectus,

(3) Registration Statement (Form S-8 No. 333-32777) pertaining to the Arch Coal, Inc. Employee Thrift Plan and in the related Prospectus,

(4) Registration Statement (Form S-8 No. 333-68131) pertaining to the Arch Coal, Inc. Deferred Compensation Plan and in the related Prospectus, and

(5) Registration Statements (Form S-8 Nos. 333-112537 and 333-127548) pertaining to the Arch Coal, Inc. Retirement Account Plan, of our reports dated March 1, 2006, with respect to the consolidated financial statements of Arch Coal, Inc., Arch Coal, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arch Coal, Inc., incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule of Arch Coal, Inc. included in this Annual Report (Form 10-K) of Arch Coal, Inc.

/s/ Ernst & Young LLP
St. Louis, Missouri
March 1, 2006